Exhibit 99.1

IPASS REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

REDWOOD SHORES, CALIF., August 10, 2015—iPass Inc. (NASDAQ: IPAS), the world's largest commercial Wi-Fi network, today announced financial results for the second quarter 2015.

Financial Highlights

•
Total revenue in the second quarter of 2015 was $15.6 million compared with $16.6 million in the first quarter of 2015 and $17.8 million in the second quarter of 2014 (from continuing operations).   Total revenue in the second quarter included a $1.0 million write down upon renewal of committed platform fees with one of iPass' original OM carrier channel partners.

•
Operating Expense (excluding restructuring charges) for the second quarter of 2015 was $11.4 million compared with $13.4 million in the first quarter of 2015 and $14.7 million in the second quarter of 2014 (from continuing operations). Operating expense for the second quarter of 2015 included non-recurring General and Administrative expense of $446,000 related to the settlement of the proxy contest.

•
Restructuring expense of $3.2 million in the second quarter of 2015 flattened the management structure and created a more nimble iPass as the Company commits to a new go-to-market strategy around Unlimited, Everywhere, and Invisible.  Combined with other on-going cost reduction initiatives to aggressively manage discretionary spend on travel, entertainment, G&A, consulting, and capital spend, the Company is positioned to break-even at a lower revenue target.

•
GAAP total net loss for the second quarter of 2015 was $6.4 million (including $3.2 million of restructuring expense) compared with GAAP total net loss of $3.4 million in the first quarter of 2015 and GAAP total net income of $20.9 million in the second quarter of 2014 (including $21.6 million of net income from discontinued operations and $4.0 million of allocated tax benefit in continuing operations on the sale of Unity).

•	Adjusted EBITDA loss for the second quarter of 2015 was $2.0 million compared with $2.3 million loss in the first quarter of 2015 and $3.4 million loss in the second quarter of 2014.

•
Deferred Revenue at June 30, 2015, was $2.1 million compared with $0.6 million at December 31, 2014, an increase of 250%, the majority driven by the Hewlett-Packard Asia-Pacific sales arrangement signed during the third quarter of 2014.

Management Commentary

“Since joining iPass five months ago, our mantra has been change," said iPass CEO Gary Griffiths.  "Change has been realized across all elements of the company, from a new board of directors, a new sales model, a new expense structure, and a new product roadmap. Moreover, we have a new and significantly smaller executive team that has done more than simply reduce expenses.  Our streamlined operating structure has made us more nimble and decisive, moving closer to the culture of the startup we should and will be.  We've strengthened and expanded our partnership with Microsoft, which has chosen iPass as the Wi-Fi partner for Windows 10.  Meanwhile, HP shipments with iPass have exceeded the commitment in only half of the contract period, marked by an increase in deferred revenue from $1.5M in the first quarter to $2.1M in the second quarter of 2015.”

“Most importantly, our strategy of 'Unlimited, Everywhere, and Invisible' is off to a fast start. Despite launching in late April, we've seen healthy quarterly ACV of $1.3M, directly attributed to our focus on UNLIMITED. The appeal of UNLIMITED has been broad, closing accounts with as few as 10 seats and as many as 10,000. The velocity of the sales has confirmed our belief that the UNLIMITED subscription model would shorten the 9-18 month average sales cycles iPass has experienced in the past. With approximately 20 UNLIMITED deals closed in only two months, we believe our intuition was correct. These sales included selling UNLIMITED into our install base, including recovery of three accounts that had previously terminated."

"Meanwhile, our leadership in global Wi-Fi footprint has expanded dramatically, notably with the partnership with Devicescape announced today that will ultimately add 20M hotspots. Combined with other partnerships which will be announced on the earnings call, we expect the iPass global Wi-Fi network will approximate 50M hotspots by the end of 2015 with roll outs starting immediately, already exceeding our stated goal to double our footprint by the end of the year. EVERYWHERE is quickly becoming a reality, and as this network grows, we are building the foundation to become the obvious choice for providing WiFi-first connectivity, globally, for the Internet of Things.”

“The sheer mass of global hotspots is critically important in establishing a dominant global position in connectivity, but location is equally important. To that end, during this quarter, we’ve added a number of new hotspots in key locations around the world: more airports, hotels, trains and train stations, and public venues. And the product has already achieved the first milestones down the path towards being INVISIBLE.  Our increasing bookings and deferred revenue are building the foundation for revenue growth as our significantly reduced operating expenses further shorten the path to profitability."

Operational Highlights

•
Annual Contract Value (ACV), representing the annualized sales value under committed contract for newly acquired customers or significant upsell, was $1.3 million for the second quarter of 2015 up from $0.4 million during the first quarter of 2015, and greater than all of 2014, excluding the HP Asia Pacific partnership.

•
Signed two new Wi-Fi network provider partnerships (Fon and Devicescape) that will begin providing value in the third quarter and significantly expand our available footprint by year end as we complete the integrations and ramp the hotspots. With these deals alone, we expect to have 50 million available hotspots by December 31, 2015.

•
We continue to explore creative partnership opportunities to expand our channel and integrate innovative technologies into our platform, including new arrangements with Citrix CubeFree, MobileIron, Okta, OneLogin, and Ping Identity.

Third Quarter 2015 GUIDANCE
For the third quarter of 2015 ending September 30, 2015, iPass anticipates total revenue from continuing operations and adjusted EBITDA income (loss) to be in the following ranges:

Total Revenue	$15.0 – $17.0 million
Adjusted EBITDA Income / (Loss) (1)	($2.3) – ($0.8) million

(1)
A reconciliation of Adjusted EBITDA income (loss) to GAAP net loss is provided in the attached schedules. The accompanying guidance for Adjusted EBITDA income (loss) for the third quarter of 2015 excludes foreign exchange gain or loss estimates.

Today’s Conference Call and Webcast Information
iPass will host a live conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time).
The conference call will be accessible by telephone, toll-free at 888-428-9473 or direct dial at 719-457-1035 with a participant confirmation code of 8106953. The conference call will also be live via webcast on the company’s web site at http://investor.ipass.com. The webcast will be available for replay until iPass reports its third quarter 2015 results.
The dial-in number for a telephone replay of the conference call is 888-203-1112 and 719-457-0820 and will be available until August 19, 2015. The confirmation code for the replay is 8106953.

Cautionary Information About Forward-Looking Statements

The statements in this press release that iPass’ global Wi-Fi footprint should ramp to 50 million hotspots by year end, that iPass’ EVERYWHERE is becoming a reality, that significantly reduced operating expenses should shorten the path to profitability, that Wi-Fi network provider partnerships with Fon and Devicescape should significantly expand iPass’ available footprint, the UNLIMITED subscription model would shorten the 9-18 month average sales cycle, our increasing bookings and deferred revenue are building the foundation for revenue growth, and iPass’ projections of its third quarter 2015 financial results under the caption “Third Quarter 2015 Guidance,” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that consumers and customers will not perceive the benefits of iPass UNLIMITED, iPass EVERYWHERE and iPass INVISIBLE to be as iPass

expects; the risk that iPass will not be able to achieve the cost savings that iPass currently expects; the risk that the “End of Life” of iPass’ legacy Mobile Office product may negatively impact customer retention and mobility revenues more than iPass expects; the risk that the Open Mobile platform and Open Mobile Exchange will not continue to achieve the market acceptance iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments more than iPass currently expects; the risk that iPass does not accurately predict usage for its Enterprise Flat Rate price plan which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices at the rate iPass expects; the risk that demand for Mobility Services does not grow as iPass expects; the risk that strong competition in the market for Mobility Services could reduce demand for iPass’ services; and the risk that a meaningful portion of iPass business is international, which subjects iPass to additional risks such as currency fluctuations. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2015, and available at its Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.

In addition, investors and others should note that iPass announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. iPass also uses social media to communicate with its customers and the public about iPass, its products and services and other matters relating to its business and market. It is possible that the information iPass posts on social media could be deemed to be material information. Therefore, iPass encourages investors, the media, and others interested in iPass to review the information it posts on U.S. social media channels including the iPass Twitter Feed, the iPass LinkedIn Feed, the iPass Google+ Feed, the iPass Facebook Page, the iPass Blog, the iPass Instagram account, and the iPass Pinterest account. These social media channels may be updated from time to time.
Information Regarding Non-GAAP Financial Measures
This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). iPass considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.
The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock-based compensation, restructuring charges, net income (loss) from discontinued operations, CEO exit costs – severance, proxy contest costs and nonrecurring legal costs. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.
Furthermore, iPass believes the use of Adjusted EBITDA is useful to investors:

1)
To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2)	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3)	To facilitate comparisons to the operating results of other companies in the company’s industry, which may use similar financial measures to supplement their GAAP results.
Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than iPass does, which would limit its usefulness in comparing iPass’ financial results with those of such other companies.

About iPass Inc.

iPass delivers global, mobile connectivity as a hosted cloud service, connecting its customers with the people and information that matter the most on all of the devices they choose to carry: smartphones, tablets and laptops. Founded in 1996, iPass (NASDAQ: IPAS) is the world’s largest commercial Wi-Fi network. As of June 30, 2015, iPass has over 20 million hotspots in airports, hotels, airplanes and public areas in more than 120 countries and territories across the globe. In the rapidly changing technology of Internet connectivity, iPass is the industry pioneer in ensuring businesses have unlimited access to unlimited content. For almost two decades, the name iPass has been synonymous with the internet and keeping customers connected.

NOTE: iPass® is a registered trademark of iPass Inc. Open Mobile, OME, Open Mobile Express, Open Mobile Exchange and OMX are trademarks of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. Other company names, logos and product or service names mentioned herein are the trademarks owned by their respective owners.

Selected Financial Results and Key User Metrics

Q2 2015

(unaudited; in millions)	Q2'15	Q2'14
Revenue	$15.6	$17.8
Open Mobile	14.5	14.4
Open Mobile Enterprise:	13.3	13.8
Network	10.6	9.7
Platform	2.7	4.1
Open Mobile Exchange	1.2	0.6
Legacy iPC:	1.1	3.4
Network Gross Margin (1)	43.4%	40.0%
Loss from Continuing Operations (pre-tax)	$(6.3)	$(4.7)
(Provision for) Benefit from Income Tax	(0.1)	4.0
GAAP Net Loss from Continuing Operations	$(6.4)	$(0.7)

Income from discontinued Operations (pre-tax)	$—	$0.8
Gain on sale of Discontinued Operations (pre-tax)	—	25.0
Tax Expense on Discontinued Operations (2)	—	(4.2)
GAAP Net Income from Discontinued Operations	$—	$21.6

GAAP Total Net Income (Loss)	$(6.4)	$20.9

Adjusted EBITDA Loss	$(2.0)	$(3.4)
Cash and Cash Equivalents	$26.9	$41.7
Shares of Common Stock Outstanding at End of Period	64.6	64.5

(1)	Network Gross Margin is defined as (Mobility Network Revenue less Network Access Costs) divided by Mobility Network Revenue.

(2)
Provision for income taxes reflect tax expenses on discontinued operations with an offsetting benefit in continuing operations, representing the iPass' ability to utilize net operating losses to offset tax associated with the gain on the sale of the Unity business.

Key Operating Metrics:
iPass tracks three key metrics including (i) the number of active Open Mobile Platform users, (ii) the number of Open Mobile Wi-Fi Network users, and starting this year (iii) total deferred revenue. Each user metric below is calculated as Average Monthly Monetized Users (AMMU), defined as the average number of active users per month, during a given quarter, for which a fee was billed by iPass for either Wi-Fi or Platform services. Deferred Revenue reflects both short-term and long-term deferred revenue as reported on our GAAP balance sheet.

	Q2'15	Q2'14
Wi-Fi Network Users	83,000	80,000
Active Platform Users	829,000	753,000

	June 30, 2015	December 31, 2014
Deferred Revenue (Short-term plus Long-term)	$2,109,000	$552,000

iPASS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$26,946	$33,814
Accounts receivable, net of allowance for doubtful accounts of $81 and $172, respectively	10,427	10,063
Prepaid expenses and other current assets	2,627	4,318
Total current assets	40,000	48,195
Property and equipment, net	5,227	6,213
Other assets	626	847
Total assets	$45,853	$55,255

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,173	$7,301
Accrued liabilities	8,118	7,188
Deferred revenue, short-term	1,834	437
Total current liabilities	16,125	14,926
Deferred revenue, long-term	275	115
Vendor financed property and equipment	287	854
Other long-term liabilities	1,066	879
Total liabilities	$17,753	$16,774
Stockholders’ equity:
Common stock	65	65
Additional paid-in capital	219,802	220,368
Accumulated deficit	(191,767)	(181,952)
Total stockholders’ equity	28,100	38,481
Total liabilities and stockholders’ equity	$45,853	$55,255

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(Unaudited; in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$15,595	$17,762	$32,153	$35,399
Cost of revenues and operating expenses:
Network access costs	7,038	7,671	13,713	14,878
Network operations	2,510	3,336	5,460	7,053
Research and development	2,494	2,877	5,492	6,261
Sales and marketing	2,384	4,212	5,566	8,777
General and administrative	3,971	4,230	8,207	9,001
Restructuring charges and related adjustments	3,242	16	3,263	30
Total cost of revenue and operating expenses	21,639	22,342	41,701	46,000
Operating loss	(6,044)	(4,580)	(9,548)	(10,601)
Interest expense, net	(17)	(33)	(38)	(66)
Foreign exchange gain (loss), net	(118)	(106)	71	(177)
Other loss, net	(129)	—	(133)	—
Loss from continuing operations before income taxes	(6,308)	(4,719)	(9,648)	(10,844)
(Provision for) benefit from income taxes	(67)	4,004	(167)	4,183
Net loss from continuing operations	(6,375)	(715)	(9,815)	(6,661)
Net income from discontinued operations	—	21,592	—	21,989
Total net income (loss)	$(6,375)	$20,877	$(9,815)	$15,328
Total comprehensive net income (loss)	$(6,375)	$20,877	$(9,815)	$15,328

Total net Income (loss) per share - basic and diluted
Continuing operations	$(0.10)	$(0.01)	$(0.16)	$(0.10)
Discontinued operations	—	0.33	—	0.34
Total net income (loss) per share	$(0.10)	$0.32	$(0.16)	$0.24

Weighted average shares outstanding - basic and diluted	62,894,746	64,389,365	62,885,169	64,405,375

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(9,815)	$15,328
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on sale of discontinued operations	—	(25,014)
Stock-based compensation (benefit) expense	(633)	978
Depreciation and amortization	1,477	1,727
Deferred income taxes	—	(6)
Loss on disposal of property and equipment	4	—
Recovery of doubtful accounts	(92)	(113)
Changes in operating assets and liabilities:
Accounts receivable	(273)	(1,249)
Prepaid expenses and other current assets	291	724
Other assets	221	—
Accounts payable	(1,154)	(446)
Accrued liabilities	1,133	(34)
Deferred revenue	1,557	(577)
Other liabilities	(31)	485
Net cash used in operating activities	(7,315)	(8,197)
Cash flows from investing activities:
Purchases of property and equipment	(467)	(886)
Proceeds from sale of discontinued operations	—	26,750
Change in restricted cash	1,400	100
Net cash provided by investing activities	933	25,964
Cash flows from financing activities:
Net proceeds from issuance of common stock	66	149
Principal payments for vendor financed property and equipment	(552)	(263)
Used in financing activities	(486)	(114)
Net increase (decrease) in cash and cash equivalents	(6,868)	17,653
Cash and cash equivalents at beginning of period	33,814	24,017
Cash and cash equivalents at end of period	$26,946	$41,670
Supplemental disclosures of cash flow information:
Net cash paid for taxes	$42	$121
Accrued amounts for acquisition of property and equipment	$99	$64
Vendor financing of property and equipment	$—	$501

iPASS INC.
RECONCILIATION OF NON-GAAP TO GAAP METRICS

		Three Months Ended
	(Unaudited; in thousands)	June 30, 2015	March 31, 2015	June 30, 2014
		(Unaudited; in thousands)
I	Reconciliation of Adjusted EBITDA Loss to GAAP Total Net Loss:
	Adjusted EBITDA	$(2,014)	$(2,293)	$(3,446)
	(a) Interest expenses	(17)	(21)	(33)
	(b) Income tax (expense) benefit	(67)	(100)	4,004
	(c) Depreciation of property and equipment	(731)	(746)	(838)
	(d) Stock-based compensation benefit (expense)	271	362	(386)
	(e) Restructuring charges and related adjustments	(3,242)	(21)	(16)
	(f) Proxy contest costs	(446)	—	—
	(g) Nonrecurring legal costs	(129)	—	—
	(h) CEO exit costs – severance	—	(621)	—
	(i) Net income (loss) from discontinued operations	—	—	21,592
	GAAP Total Net Loss	$(6,375)	$(3,440)	$20,877

	Q3 2015 Guidance
II	Reconciliation of Q3 2015 Adjusted EBITDA Loss to Total GAAP Net Loss:	(Unaudited; in millions)
	Adjusted EBITDA Loss (1)	$(2.3)		$(0.8)
	(a) Income tax expense		(0.1)
	(b) Depreciation of property and equipment		(0.7)
	(c) Stock-based compensation		(0.3)
	(d) Restructuring		(0.4)
	GAAP Total Net Loss	$(3.8)		$(2.3)

(1)	The guidance for Adjusted EBITDA income (loss) for the third quarter of 2015 excludes foreign exchange gain or loss estimates.

INVESTOR RELATIONS CONTACT:
Mike Bishop
The Blueshirt Group
Tel. +1 415 217 4968
Email: mike@blueshirtgroup.com